UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2006
EMULEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3333 Susan Street
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (714) 662-5600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Agreements
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

Item 1.01. Material Agreements
     Amendments to Key Employee Retention Agreements. Emulex Corporation (the “Company”) has previously entered into a Key Employee Retention Agreement with Paul F. Folino under which Mr. Folino would be entitled to receive the following payments and benefits in the event of termination of his employment by the Company without cause or by Mr. Folino because of a demotion (as defined in such agreement) within two years after a change in control of the Company: (i) a severance payment equal to the present value of two times the sum of Mr. Folino’s annual salary plus the highest annual average of any two of his last three annual bonuses; (ii) continuation for two years following termination of employment of his health and life insurance, disability income, tax assistance and executive automobile benefits (reduced to the extent similar benefits are received by him from another employer); and (iii) acceleration of his right to exercise his stock options based on the length of his continued employment following the grant of the option by one year upon the change in control of the Company and full acceleration of such option exercise right in the event of termination of his employment without cause or because of a demotion (as defined in such agreement) within two years after the change in control. Effective September 5, 2006, and in connection with the changes in status described in Item 5.02 below, Mr. Folino entered into a new form of Key Employee Retention Agreement having substantially the same terms as described above except for (i) changes to reflect Mr. Folino’s new title of Executive Chairman, (ii) application of the above-referenced acceleration provisions to vesting of restricted stock grants as well as options, and (iii) changes in certain provisions relating to deferral of severance payments and other provisions required to address recent changes in federal tax laws.
     In addition, effective September 5, 2006, the Company entered into a new form of Key Employee Retention Agreement with James M. McCluney which replaces his existing agreement and is substantially the same as Mr. Folino’s new agreement described above. Additionally, in the event that Mr. McCluney is terminated without cause (regardless of whether a change in control has occurred), he will be entitled to severance in the amount of one year’s base salary at the rate then in effect, any deferred incentive bonuses, reimbursement of COBRA premiums, if any, for one year, and continued vesting of his stock options for one year.
     The above descriptions are qualified in their entirety by the forms of Key Employee Retention Agreements for Mr. McCluney and Mr. Folino attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2.
     Changes in Base Salaries. Effective September 5, 2006, the Compensation Committee of the Board of Directors of the Company increased the annual base salaries of Mr. Folino and Mr. McCluney to $590,527 and $535,000, respectively. Additionally, effective September 4, 2006, the Compensation Committee of the Board of Directors of the Company approved the recommendation to increase the annual base salaries of Michael Rockenbach (Executive Vice President, CFO), William F. Gill (Executive Vice President, Worldwide Sales) and Marshall Lee (Executive Vice President, Engineering) to $323,425, $271,967 and $293,975, respectively.
     Amendment to Executive Bonus Plan. As previously disclosed by the Company in its Current Report on 8-K filed on July 28, 2006, the Company maintains an Executive Bonus Plan (the “Bonus Plan”) which is intended to provide incentives to executive officers and other participants in the form of quarterly cash bonus payments based on Company performance against net revenue and net operating income targets established periodically and, in certain circumstances, other specified business goals. Each executive officer of the Company has a quarterly target award opportunity expressed as a percentage of quarterly gross base salary at the end of the quarter in question. The quarterly target award opportunity for the executives range from 35% to 90% of quarterly base salary (the “target award percentage”). Effective September 5, 2006, the Compensation Committee of the Board of Directors of the Company approved certain amendments to the Bonus Plan. In particular, the Bonus Plan was amended to modify the target award opportunities for certain categories of executives (within the same range of target award percentages described above). As a result of his appointment as Chief Executive Officer and President, Mr. McCluney’s target award percentage was increased. Mr. Folino’s target award percentage remained unchanged.
     The above description is qualified in its entirety by the Executive Bonus Plan, as amended, attached to this Current Report on Form 8-K as Exhibit 10.3.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer
     Effective September 5, 2006, James M. McCluney was elected to serve as a director of the Company. In accordance with the Company’s bylaws, Mr. McCluney was elected by vote of the Board of Directors to fill a vacancy created by an increase in the number of authorized directors from 7 to 8 as described in Item 5.03 below.
     In addition, effective September 5, 2006, (i) Paul F. Folino resigned as the Chief Executive Officer of the Company and was appointed by the Board to serve as an officer and employee of the Company in the capacity of Executive Chairman, and (ii) James M. McCluney resigned as Chief Operating Officer of the Company and was appointed as the Company’s Chief Executive Officer and President.
     Mr. Folino joined the Company in May 1993 as president and chief executive officer and as a director, and in July 2002 was promoted to chairman of the board and chief executive officer. From January 1991 to May 1993, Mr. Folino was president and chief operating officer of Thomas-Conrad Corporation, a manufacturer of local area networking products.
     Mr. McCluney joined the Company in November 2003 as president and chief operating officer. Prior to Emulex’s acquisition of Vixel Corporation (Vixel) in November 2003, Mr. McCluney had served as Vixel’s president, chief executive officer, and as a director from April 1999, and the chairman of the board from January 2000. From October 1997 to January 1999, Mr. McCluney served as president and chief executive officer of Crag Technologies, formerly Ridge Technologies, a storage system manufacturer. From October 1994 to September 1997, Mr. McCluney served in various positions at Apple Computer, Inc., including senior vice president of worldwide operations and vice president of European operations.
     A copy of the press release announcing the changes in status described above is furnished as Exhibit 99.1 hereto, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

     In connection with the changes in offices and duties described above, Mr. McCluney entered into a new Key Employee Retention Agreement and his compensation was modified as described in Item 1.01 above.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     Pursuant to Article III, Section 2 of the Company’s Amended and Restated Bylaws, effective September 5, 2006, the Board of Directors set the number of authorized directors constituting the whole Board at eight (8) members.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit Number	Exhibit Title or Description

10.1	Key Employee Retention Agreement for James M. McCluney, as amended

10.2	Key Employee Retention Agreement for Paul F. Folino, as amended

10.3	Emulex Corporation Executive Bonus Plan, as amended

99.1	Press release of Emulex Corporation, dated September 5, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION
(Registrant)

Date: September 5, 2006	By:	/s/ PAUL F. FOLINO

Paul F. Folino,
Executive Chairman

Date: September 5, 2006	By:	/s/ JAMES MCCLUNEY

James McCluney,
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

10.1	Key Employee Retention Agreement for James M. McCluney, as amended

10.2	Key Employee Retention Agreement for Paul F. Folino, as amended

10.3	Emulex Corporation Executive Bonus Plan, as amended

99.1	Press release of Emulex Corporation, dated September 5, 2006